MODIFICATION TO STOCK EXCHANGE AGREEMENT

THIS MODIFICATION TO THE STOCK EXCHANGE AGREEMENT ("the Modification") is entered into this 5th day of May, 2005, by and among Access Devices, Inc. a Nevada corporation (the "Company") and certain shareholders of Access Devices Digital Ltd., a United Kingdom company ("ADDL") (hereinafter, such shareholders referred to as the "ADDL Parties"). For purposes of this Modification, the ADDL Parties specifically disclaim that they are acting as partners, joint venturers or for any other common purpose, excepting as it relates to the execution of this Modification as opposed to multiple similar instruments.

WHEREAS the Company and the ADDL parties previously entered into an agreement dated February 11, 2005 ("the Agreement") for the exchange of 105,000,000 shares of the Company for 70% of the share capital of ADDL.

WHEREAS the Company and the ADDL parties being the only parties interested in the Agreement intend this to modify the Agreement pursuant to section 6.1 of the Agreement.

WHEREAS the Company and the ADDL parties entered into an agreement dated October 22, 2004 for the exchange of 105,000,000 shares of the Company for 70% of the share capital of Access Devices Ltd. which was rescinded on February 11, 2005 pursuant to the Agreement.

WHEREAS the Company and the ADDL parties acknowledge that on December 13, 2004, 13,600,000 shares of the Company's restricted common stock was issued to certain ADDL parties or at the instruction of the ADDL parties pursuant to the October 22, 2004 agreement, prior to its rescission, as set forth below

NAME	CERTIFICATE NO.	NO. SHARES
NEWELL OVERSEAS LTD.	CERT NO ADC80	625,000
NEWELL OVERSEAS LTD.	CERT NO ADC81	625,000
NEWELL OVERSEAS LTD	CERT NO ADC82	625,000
NEWELL OVERSEAS LTD	CERT NO.ADC83	625,000
KARIN ZETTLE HAUGEN	CERT NO ADC84	400,000
ENERIS SA	CERT NO ADC85	2,000,000
HOLDING FINANCIERE	CERT NO ADC86	1,000,000
HOLDING FINANCIERE	CERT NO ADC87	500,000
GEOSAT EXTENDED	CERT NO ADC88	150,000
GEOSAT EXTENDED	CERT NO ADC89	150,000
GEOSAT EXTENDED	CERT NO ADC90	800,000
GEOSAT EXTENDED	CERT NO ADC91	1,400,000
GEOSAT EXTENDED	CERT NO ADC92	1,300,000
BERKIN BUSINESS SA	CERT NO ADC93	200,000
BERKIN BUSINESS SA	CERT NO ADC94	200,000
PROFESSIONAL TRADING SERVICES SA	CERT NO ADC95	600,000
ALBERTO STELLUTI SCALA	CERT NO ADC96	200,000
MASSIMO BALZAROTTI	CERT NO ADC97	1,600,000
PETER BAILEY	CERT NO ADC98	100,000
FIRST LONDON FINANCE LTD	CERT NO ADC99	500,000

WHEREAS the Company and the ADDL parties hereby modify the Agreement to acknowledge the previous issuance of the 13,600,000 shares of the Company's common stock to the ADDL Parties, and to restate that there remained 91,400,000 shares of the Company's restricted common stock to be issued to the ADDL Parties, pursuant to the February 11, 2005 agreement as of the date of the Agreement.

WHEREAS the Company issued to the ADDL parties on March 17, 2005 105,000,000 shares of the Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and subject to the accuracy of the representations and warranties of the parties, the parties hereto agree to the foregoing modification and the ADDL parties undertake to return their share certificate to the Company to enable the Company's transfer agent to make the relevant adjustment to such certificate to reflect the foregoing modification.

APPROVED AND AGREED:
Link Investment Holdings Ltd.
The ADDL Parties

By: Alex Dann

Date of Execution: 6/05/05

APPROVED AND AGREED:
Access Devices, Inc.

By: Anthony S. Walton

Date of Execution: 5/05/05